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                                                                     EXHIBIT 5.1





                                December 10, 2004



International Shipholding Corporation
650 Poydras Street
New Orleans, Louisiana 70130

         Re:      Registration Statement on Form S-1
                  Convertible Exchangeable Preferred Stock
                  Registration No. 333-120161

Ladies and Gentlemen:

         We have served as counsel to International Shipholding Corporation, a Delaware corporation ("ISH"), in connection with the preparation of a registration statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on November 2, 2004 (Registration No. 333-120161), as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on December 2, 2004 and Pre-Effective Amendment No. 2 thereto filed with the Commission on the date hereof (as amended, the "Registration Statement"), relating to the registration of (a) 880,000 shares of Convertible Exchangeable Preferred Stock (the "Preferred Stock"), (b) $44,000,000 aggregate principal amount of Convertible Subordinated Notes due 2014 issuable upon exchange of the Preferred Stock (the "Convertible Notes") and (c) the shares of Common Stock issuable upon the conversion of the Preferred Stock or the Convertible Notes (the "Conversion Shares" and, together with the Preferred Stock and the Convertible Notes, the "Securities").

         In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

         1. The Preferred Stock has been duly authorized and, upon its issuance, will be validly issued, fully paid and nonassessable.



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International Shipholding Corporation
December 10, 2004
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         2. The Convertible Notes have been duly authorized and, if and when issued by ISH in exchange for the Preferred Stock, will be valid and binding obligations of ISH and entitled to the benefits of the indenture governing the Convertible Notes to be entered into by and between ISH and The Bank of New York, as trustee (the "Indenture").

         3. The Conversion Shares have been duly authorized and, if and when issued by ISH upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations governing the Preferred Stock to be filed with the Delaware Secretary of State or upon conversion of the Convertible Notes in accordance with the Indenture, as the case may be, will be validly issued, fully paid and nonassessable.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Securities: (a) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act of 1933 and such effectiveness shall not have been terminated or rescinded and (b) there will not have occurred any change in law affecting the validity of such Securities.

         The foregoing opinion is limited to the laws of the State of Louisiana, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We assume no obligation to revise or supplement this opinion should such currently applicable laws be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement relating to the Securities and to the reference to our name in the prospectus contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the general rules and regulations of the Commission.

                                    Very truly yours,

                                    JONES, WALKER, WAECHTER, POITEVENT
                                        CARRERE & DENEGRE, L.L.P.



                                    By:          /s/ L. R. McMillan, II
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                                              L. R. McMillan, II, Partner